                                                                    EXHIBIT 12

                        L-3 COMMUNICATIONS CORPORATION
              COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                    (In thousands, except for ratio data)


                                              COMPANY
                   -------------------------------------------------------------
                      PRO FORMA                      PRO FORMA
                    THREE MONTHS    THREE MONTHS       YEAR        NINE MONTHS
                        ENDED          ENDED           ENDED          ENDED
                      MARCH 31,      MARCH 31,     DECEMBER 31,    DECEMBER 31,
                        1998            1998           1997            1997

                    -------------- --------------  -------------- --------------
Earnings:
Income before
 income taxes.....     $   300        $ 4,284         $15,000        $22,992
Add:
 Interest
  expense.........      10,600         10,605          42,400         29,884
 Interest
  component of
  rent expense....       1,283          1,148           5,133          3,445
                   -------------- --------------  -------------- --------------
Earnings..........     $12,183        $16,037         $62,533        $56,321
                   ============== ==============  ============== ==============
Fixed Charges:
 Interest
  expense.........     $10,600        $10,605         $42,400        $29,884
 Interest
  component of
  rent expense....       1,283          1,148           5,133          3,445
                   -------------- --------------  -------------- --------------
Fixed Charges.....     $11,883        $11,753         $47,533        $33,329
                   ============== ==============  ============== ==============
Ratio of earnings
 to fixed
 charges..........         1.0x           1.4x            1.3x           1.7x
                   ============== ==============  ============== ==============


                    (RESTUBBED TABLE CONTINUED FROM ABOVE)


                                               PREDECESSOR COMPANY
                   ----------------------------------------------------------------------------
                    THREE MONTHS                                   NINE MONTHS    THREE MONTHS

                        ENDED                                         ENDED          ENDED
                      MARCH 31,      YEARS ENDED DECEMBER 31,     DECEMBER 31,     MARCH 31,
                        1997      ------------------------------      1993            1993
                        1996         1995      1994
                   -------------- ---------  --------
EARNINGS:
Income before
 income taxes.....     $ (505)      $19,494   $  174    $ 2,929      $ 8,300         $5,100
Add:
 Interest
  expense.........      8,441        24,197    4,475      5,450        4,100             --
 Interest
  component of
  rent expense....        851         2,832    1,591      1,866        1,400            467
                   -------------- ---------  -------- ---------  -------------- --------------
Earnings..........     $8,787       $46,523   $6,240    $10,245      $13,800         $5,567
                   ============== =========  ======== =========  ============== ==============
Fixed Charges:
 Interest
  expense.........     $8,441       $24,197   $4,475    $ 5,450      $ 4,100             --
 Interest
  component of
  rent expense....        851         2,832    1,591      1,866        1,400            467
                   -------------- ---------  -------- ---------  -------------- --------------
Fixed Charges.....     $9,292       $27,029   $6,066    $ 7,316      $ 5,500         $  467
                   ============== =========  ======== =========  ============== ==============
Ratio of earnings
 to fixed
 charges..........      n.a.(a)         1.7x     1.0x       1.4x         2.5x          n.a.(b)
                   ============== =========  ======== =========  ============== ==============



------------
(a) For the three months ended March 31, 1997, earnings were insufficient to cover fixed charges by $500.
(b) For the three months ended March 31, 1993, no interest expense was incurred.